Exhibit 6.27

ASSIGNMENT OF PROMOTIONAL INTEREST

(Multifamily REIT II)

This ASSIGNMENT OF PROMOTIONAL INTEREST (the “Assignment”), effective as of March 1, 2019 (the “Effective Date”) is made and entered into by and between Cottonwood Residential O.P., LP, a Delaware limited partnership (“CROP”), CW Heights at Meridian H, LLC, a Delaware limited liability company (“Heights at Meridian SPE”), CW Westborough H, LLC, a Delaware limited liability company (“Westborough SPE”) and Cottonwood Communities Advisors Promote, LLC, a Delaware limited liability company (“CCA Promote”). Terms not defined herein shall of the meanings given to them on Exhibit A hereto.

In consideration of the mutual agreements set forth herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

1.    Heights at Meridian SPE hereby assigns and transfers all of Heights at Meridian SPE’s right to and interest in the Heights at Meridian REIT II OP Promote to CROP. CROP hereby assumes all of Heights at Meridian SPE’s right to and interest in the Heights at Meridian REIT II OP Promote.

2.    Westborough SPE hereby assigns and transfers all of Westborough SPE’s right to and interest in the Westborough REIT II OP Promote to CROP. CROP hereby assumes all of Westborough SPE’s right to and interest in the Westborough REIT II OP Promote.

3.    CROP hereby contributes and transfers all of CROP’s right to and interest in the Heights at Meridian REIT II OP Promote and the Westborough REIT II OP Promote to CCA Promote. CCA Promote hereby assumes all of CROP’s right to and interest in the Heights at Meridian REIT II OP Promote and the Westborough REIT II OP Promote.

4.    Heights at Meridian SPE, Westborough SPE, CROP and CCA Promote each separately represents and warrants that it is a duly formed and validly existing entity in good standing under the laws of the jurisdiction of its formation and it has the full right, power, and authority to enter into and perform the obligations of this Assignment.

5.    Heights at Meridian SPE, Westborough SPE, CROP and CCA Promote each separately represents and warrants that the execution, delivery and performance of this Assignment will not conflict with or, with or without notice or the passage of time or both, result in a breach or default under any agreement to which it is a party or by which it is bound (including its organizational documents) or any applicable law, rule, regulation, ordinance, or code or any judgment, order, or decree of any court with jurisdiction.

6.    Heights at Meridian SPE, Westborough SPE, CROP and CCA Promote each separately represents and warrants that its respective promotional interest in connection with this Assignment is in full force and effect, has not been terminated, previously transferred, assigned or encumbered and there are no defaults existing under the applicable agreements granting such promotional interest.

7.    Heights at Meridian SPE, Westborough SPE, CROP and CCA Promote each separately represents and warrants that there is no litigation, arbitration, mediation, or other similar proceeding pending, or to its knowledge threatened, that affects or will affect its respective promotional interest or its ability to enter into this Assignment.

8.    This Assignment may be executed in counterparts, each of which, when taken together, shall be deemed one fully executed original.

9.    This Assignment shall be construed and enforced in accordance with the internal laws of the State of Utah without regard to conflict of law principles.

10.    All provisions of this Assignment shall inure to the benefit of and shall be binding upon the successors-in-interest, assigns, and representatives of the parties hereto.

[Signatures on Following Pages]

IN WITNESS WHEREOF, this Assignment has been executed as of the Effective Date set forth above.

CROP:			CCA PROMOTE:

Cottonwood Residential O.P., LP, a Delaware limited partnership			Cottonwood Communities Advisors Promote, LLC, a Delaware limited liability company

By:	Cottonwood Residential II, Inc., a Maryland		By:	Cottonwood Capital Management, Inc., a
	corporation, its general partner			Delaware corporation, its manager

	By:	/s/ Gregg Christensen		By:	/s/ Gregg Christensen
		Gregg Christensen			Gregg Christensen
		Chief Legal Officer			Chief Legal Officer

[Signature Page to Assignment of REIT II OP Promote]

IN WITNESS WHEREOF, this Assignment has been executed as of the Effective Date set forth above.

HEIGHTS AT MERIDIAN SPE:

CW Heights at Meridian H, LLC, a Delaware limited
liability company

By:	Cottonwood Residential O.P., LP, a Delaware limited partnership, its sole member

	By:	Cottonwood Residential II, Inc., a Maryland
corporation, its general partner

		By:	/s/ Gregg Christensen
Gregg Christensen
Chief Legal Officer

MULTIFAMILY REIT II O.P., LP MEMBER CONSENT:
Pursuant to Section 9.2 of the Heights at Meridian REIT II LLC Agreement, Cottonwood Multifamily REIT II, O.P., LP, a Delaware limited partnership, hereby consents to this Assignment.

MEMBER:

Cottonwood Multifamily REIT II O.P., LP, a Delaware limited partnership

By:	CW Multifamily REIT II GP, LLC, a Delaware limited liability company, its general partner

	By:	Cottonwood Multifamily REIT II, Inc., a
Maryland corporation, its sole member

		By:	/s/ Gregg Christensen
Gregg Christensen
Chief Legal Counsel

[Signature Page to Assignment of REIT II OP Promote]

IN WITNESS WHEREOF, this Assignment has been executed as of the Effective Date set forth above.

WESTBOROUGH SPE:

CW Westborough H, LLC, a Delaware limited liability company

By:	Cottonwood Residential O.P., LP, a Delaware
limited partnership, its sole member

	By:	Cottonwood Residential II, Inc.,
a Maryland corporation, its general partner

		By:	/s/ Gregg Christensen
Gregg Christensen
Chief Legal Officer

MULTIFAMILY REIT II O.P., LP MEMBER CONSENT:
Pursuant to Section 9.2 of the Westborough REIT II LLC Agreement, Cottonwood Multifamily REIT II, O.P., LP, a Delaware limited partnership, company hereby consents to this Assignment.

MEMBER:

Cottonwood Multifamily REIT II O.P., LP, a Delaware limited partnership

By:	CW Multifamily REIT II GP, LLC, a Delaware
limited liability company, its general partner

	By:	Cottonwood Multifamily REIT II, Inc., a
Maryland corporation, its sole member

		By:	/s/ Gregg Christensen
Gregg Christensen
Chief Legal Counsel

[Signature Page to Assignment of REIT II OP Promote]

EXHIBIT A

DEFINITIONS

“Heights at Meridian REIT II LLC Agreement” shall mean the Limited Liability Company Agreement of CW Heights at Meridian JV, LLC, dated November 7, 2018, as amended.

“Heights at Meridian REIT II OP Promote” shall mean the promotional interest of Cottonwood Residential (as defined in the Heights at Meridian REIT II LLC Agreement) pursuant to Sections 4.1.1(c), 4.1.1(d), 5.1.2, 5.1.3, 5.2.3 and 5.2.4 of the Heights at Meridian REIT II LLC Agreement.

“Westborough REIT II LLC Agreement” shall mean the Amended and Restated Limited Liability Company Agreement of CW Westborough JV, LLC, dated June 29, 2018, as amended.

“Westborough REIT II OP Promote” shall mean the promotional interest of Cottonwood Residential (as defined in the Westborough REIT II LLC Agreement) pursuant to Sections 4.1.1(c), 4.1.1(d), 5.1.2, 5.1.3, 5.2.3 and 5.2.4 of the Westborough REIT II LLC Agreement.

EXHIBIT A